JOINT FILER INFORMATION
                             -----------------------



NAME:                       Frost Gamma Investments Trust

ADDRESS:                    4400 Biscayne Blvd
                            Miami, FL 33137

Designated Filer:           Phillip Frost, M.D.

Issuer and Ticker Symbol:   Opko Health, Inc. (OPK)

Date of Event Requiring
Statement:                  September 11, 2007



FROST GAMMA INVESTMENTS TRUST

         by: /s/ Phillip Frost MD
             Phillip Frost, M.D., Trustee